Exhibit 99.1

NEWS- For Immediate Release

Diagnostics Industry Leader Jack Kenny Joins Biomerica’s Board of Directors

-	Kenny has a proven track record of driving growth at companies within the healthcare space and holds significant management and public company board experience, most recently as CEO of Meridian Bioscience

-	As CEO Kenny managed the sale of Meridian Biosciences in an all-cash transaction valued at approximately $1.53 billion

NEWPORT BEACH, CA – August 28, 2023 – Biomerica, Inc. (NASDAQ: BMRA), a global biomedical company leading the way in innovative gastroenterology solutions, today announced the appointment of Jack Kenny, former CEO and board member of Meridian Bioscience, Inc., to its Board of Directors. Meridian Biosciences (formerly traded on Nasdaq under VIVO) is a leading global provider of diagnostic testing solutions. Meridian Biosciences was acquired on January 31, 2023 by SD Biosensor, Inc. and SJL Partners LLC in an all-cash transaction valued at approximately $1.53 billion.

“I’m excited to join Biomerica’s Board and contribute to the launch and growth of the company’s groundbreaking product, inFoods® IBS. This product holds the potential to not only significantly improve the lives of millions of individuals dealing with IBS but also capture the interest of larger multinational diagnostic companies. The technology’s appeal extends beyond its ability to enhance patient well-being, as it also stands to reduce healthcare costs and equip physicians with a precise, personalized approach to treating IBS.

The compelling clinical study data supporting inFoods® IBS has underscored its potential to deliver therapeutic benefits for IBS patients. As I take on my role within Biomerica’s board, I’m eagerly looking forward to close collaboration with the management team. Together, we’ll strive to introduce this remarkable technology to medical professionals and patients around the world with the goal of improving healthcare outcomes while driving down costs for patients and insurers,” said Mr. Kenny.

“Jack brings a wealth of commercial experience and relationships in the medical diagnostic industry. His industry insights will be invaluable as we launch inFoods® IBS both domestically and internationally,” said Zack Irani, CEO of Biomerica. “Jack brings more than 30 years of experience as a senior executive at large public companies in the healthcare, clinical laboratory and medical device industries. Most recently, his leadership as CEO drove outstanding growth at Meridian Bioscience. Jack also brings strong public company governance experience that will facilitate corporate oversite as our business expands and grows.”

Prior to his role as CEO at Meridian, Mr. Kenny was the Senior Vice President and General Manager, North America at Siemens Healthcare, and before that was Vice President and General Manager, U.S. Region for Diagnostic Systems at Becton Dickinson. Throughout his career, Mr. Kenny has held additional leadership positions of increasing responsibility including key roles at Leica Microsystems, Quest Diagnostics and Bayer Diagnostics. He holds a Bachelor of Science in management systems from Kettering University in Michigan.

About inFoods® IBS:

The inFoods® IBS test involves a simple blood collection procedure and is designed to assess a patient’s above normal immunoreactivity to specific foods. Instead of difficult to manage broad dietary restrictions, physicians can now use the inFoods® IBS information to make targeted, patient-specific recommendations about specific foods that, when removed from the diet, may alleviate IBS symptoms such as pain, bloating, diarrhea and constipation. Further information about Biomerica’s patented inFoods® Technology Platform can be found at: https://biomerica.com/inFoods/our-technology/. It is estimated that over 40 million Americans suffer from IBS, with symptoms often triggered by consumption of specific foods (which are unique to each patient). The total direct and indirect cost of IBS has been estimated at $30 billion annually in the United States alone.

NEWS- For Immediate Release

About Biomerica (NASDAQ: BMRA)

Biomerica, Inc. (www.biomerica.com) is a global biomedical technology company that develops, patents, manufactures and markets advanced diagnostic and therapeutic products used at the point of care (in home and in physicians’ offices) and in hospital/clinical laboratories for detection and/or treatment of medical conditions and diseases. The Company’s products are designed to enhance the health and well-being of people, while reducing total healthcare costs. Biomerica’s primarily focus is on gastrointestinal and inflammatory diseases where the Company has multiple diagnostic and therapeutic products in development.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Biomerica) contains statements that are forward-looking, such as statements relating to the Company’s inFoods® IBS test and other tests, FDA clearance or possible future clearance of the Company’s inFoods® IBS test and other products, timing of the commercial launch of the inFoods® IBS test, the efficacy of the inFoods product, possible future revenues from the sale of the inFoods® IBS test, growth in future revenues from the sale of the inFoods® IBS test, acceptance of the inFoods® IBS test by physicians and their patients, international regulatory approval and sales of the inFoods® IBS test, accuracy, efficacy and clinical trial results of the inFoods® IBS test, the rapidity of testing results, negotiations with clinical labs who would offer the inFoods® IBS test, the ability of a CLIA-certified, high-complexity lab to offer the inFoods® IBS test as a laboratory developed test (LDT), discussions with physicians and physician groups who could or would offer the inFoods Test to their patients, efficacy of the inFoods IBS test to improve IBS symptoms in patients, the company’s ability to manufacture the inFoods® IBS test as a commercial product and to increase manufacturing capacity to meet future product demands, any future FDA marketing authorization, the uniqueness of the Company’s inFoods® IBS test and other products, pricing of the Company’s inFoods® IBS test, future possible insurer reimbursement for the inFoods® IBS test, patent protection on the inFoods® IBS and the underlying technology of the test, or on any of the Company’s other products or technologies, and current or future competition for the inFoods® IBS test from other medical manufacturers or distributors. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, including, without limitation: results of studies testing the efficacy of the Company’s tests and products; regulatory approvals necessary prior to commercialization any of the Company’s products; availability of the Company’s test kits and other products; capacity, resource and other constraints on our suppliers; dependence on our third party manufacturers; dependence on international shipping carriers; governmental import/export regulations; demand for our various tests and other products; competition from other similar products and from competitors that have significantly more financial and other resources available to them; governmental virus control regulations that make it difficult or impossible for the company to maintain current operations; the Company’s ability to comply with current and future regulations in the countries where our products are made and sold and the Company’s ability to obtain patent protection on any aspects of its rapid test technologies. Accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of Biomerica. Additionally, potential risks and uncertainties include, among others, fluctuations in the Company’s operating results due to its business model and expansion plans, downturns in international and or national economies, the Company’s ability to raise additional capital, the competitive environment in which the Company will be competing, and the Company’s dependence on strategic relationships. The Company is under no obligation to update any forward-looking statements after the date of this release.

Corporate Contact:

Zack Irani-Cohen

949-645-2111

investors@biomerica.com

Source: Biomerica, Inc.